Exhibit 99.1

Consent of Janney Montgomery Scott LLC

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Shore Bancshares, Inc. as Appendix B to, and the description and summarization of the opinion letter in, the prospectus and joint proxy statement which forms a part of Amendment No. 1 to the Registration Statement on Form S-4 of Shore Bancshares, Inc. (the "Registration Statement"), as filed with the Securities and Exchange Commission, and the references to our firm and such opinion letter in such prospectus and joint proxy statement.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the terms “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Janney Montgomery Scott LLC
September 10, 2021